                                                                   EXHIBIT 10.2



                              CONNETICS CORPORATION
                         COMMON STOCK PURCHASE AGREEMENT


       This Common Stock Purchase Agreement (the "AGREEMENT") is entered into as of this 7th day of July, 1999, among Connetics Corporation, a Delaware corporation ("CONNETICS") and Paladin Labs Inc. ("PALADIN"). Connetics and Paladin are entering into a License Agreement simultaneously with this Agreement (the "LICENSE AGREEMENT"). All terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the License Agreement. The "CLOSING DATE" shall be the second business day following receipt of approval by the Vancouver Stock Exchange as contemplated in Section 9.1 of the License Agreement.

                                    SECTION 1
                              SALE OF COMMON STOCK

       1.1 Sale of Common Stock. Subject to the terms and conditions of this Agreement, on the Closing Date, Connetics will issue and sell to Paladin, and Paladin will purchase from Connetics, for $400,000 (the "PURCHASE PRICE") Forty-Three Thousand Three Hundred Fifteen (43,315) shares of Connetics' Common Stock, par value $0.001 per share (the "COMMON STOCK"). The purchase price per share shall equal 150% of the Fair Market Value. For purposes of this Agreement, the term "FAIR MARKET VALUE" is defined as the average of the last reported sale price of Connetics' Common Stock on the Nasdaq National Market over the ten (10) trading days ending on the trading day preceding the Closing Date.

       1.2 Closing Dates. The closing of the purchase and sale of the Common Stock (the "CLOSING") shall be held at the offices of Connetics, 3400 West Bayshore Road, Palo Alto, California at 10:00 a.m. Pacific Standard Time on the Closing Date, or at such other time and location as Connetics and Paladin may agree. The shares of Common Stock to be purchased, the purchase price to be paid, and the timing of the Closing shall be as set forth in this Agreement.

       1.3 Delivery. At the Closing, Connetics shall deliver to Paladin a certificate or certificates representing the shares of Common Stock purchased by Paladin, against payment of the Purchase Price by wire transfer.

       1.4 Legend. The certificate or certificates for the Common Stock shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "SECURITIES ACT") and referring to restrictions on transfer of such certificates, which legend shall be substantially as follows:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, OFFERING OR DISTRIBUTION THEREOF. NO SUCH SALE, OFFERING OR DISPOSITION MAY BE EFFECTED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (B) AN OPINION OF COUNSEL FOR CONNETICS THAT


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SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) FULL
COMPLIANCE WITH THE PROVISIONS OF RULE 144 UNDER THE SECURITIES ACT, OR (D) FULL COMPLIANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THOSE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

       1.5 Removal of Legends. Any legend endorsed on a certificate pursuant to
SECTION 1.4 hereof shall be removed (a) if such shares may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, or (b) if the holder of such shares shall have provided Connetics with an opinion of counsel, in form and substance acceptable to Connetics, stating that a public sale, transfer or assignment of such shares may be made without registration.

                                    SECTION 2
                   REPRESENTATIONS AND WARRANTIES OF CONNETICS

       Connetics hereby represents and warrants to Paladin that:

       2.1 Organization. Connetics is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. Connetics has requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Connetics is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a materially adverse effect on Connetics.

       2.2 Authorization. Connetics has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. All corporate action on the part of Connetics, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by Connetics, and the authorization, sale, issuance and delivery of the Common Stock and the performance of Connetics' obligations under this Agreement has been taken. This Agreement has been duly executed and delivered by Connetics and constitutes a legal, valid and binding obligation of Connetics enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies

       2.3 Validity of Securities. The Common Stock, when issued, sold and delivered by Connetics in accordance with the terms of this Agreement, will be duly and validly issued, fully-paid and nonassessable and free and clear of any liens and encumbrances. There are no statutory, contractual or other preemptive rights or rights of first refusal with respect to the issuance and sale of the Common Stock. Based in part upon the representations of Paladin in this Agreement, the offer, sale and issuance of the Common Stock constitute transactions exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

       2.4 Capitalization. The authorized capital stock of Connetics as of March 31, 1999 consists of 50,000,000 shares of Common Stock, $0.001 par value, of which 21,229,877 shares were issued and outstanding and 10,394 were held as Treasury shares, and 5,000,000 shares of Preferred Stock, $0.001 par value, of which zero shares were issued and outstanding. Connetics' Board of Directors has authorized the creation of 90,000 shares of Series B Preferred Stock for potential issuance under Connetics' stockholder rights plan. Since March 31, 1999, no shares of Connetics' Common or Preferred Stock have been issued, except pursuant to the exercise of options or warrants outstanding as of that date, and in accordance with Connetics' Employee Stock Purchase Plan. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. In addition to the foregoing, Connetics has reserved and outstanding the following warrants, rights, options and convertible securities:

        (i) warrants for the purchase of 22,728 shares of Common Stock at an exercise price of $11.00 per share, which warrants expire in December 2000;

        (ii) warrants for the purchase of 905,000 shares of Common Stock at an exercise price of $9.08 per share, which warrants expire in May, 2001;

        (iii) warrants for the purchase of 20,000 shares of Common Stock at an exercise price of $7.43 per share, which warrants expire in December, 2001;

        (iv) warrants for the purchase of 250,000 shares of Common Stock at an exercise price of $8.25 per share, which warrants expire in January 2002;

        (v) warrants for the purchase of 18,395 shares of Common Stock at an exercise price of $4.89 per share, which warrants expire in July 2002;

        (vi) warrants for the purchase of 73,071 shares of Common Stock at an exercise price of $5.78, which warrants expire in December 2002;

        (vii) warrants for the purchase of 6,000 shares of Common Stock at an exercise price of $6.00 per share, which warrants expire in January, 2003;

        (viii) 2,600,000 shares reserved for issuance pursuant to Connetics' 1994 Stock Plan, of which, at March 31, 1999, options (net of repurchases) to purchase 519,590 shares had been exercised, options to purchase 2,047,455 shares were outstanding and 32,955 shares remained available for future grant;

        (ix) 500,000 shares reserved for issuance pursuant to Connetics' 1995 Employee Stock Purchase Plan, of which, at March 31, 1999, 210,462 shares had been issued;

        (x) 250,000 shares reserved for issuance under Connetics' 1995 Directors' Stock Option Plan, of which, at March 31, 1999, 165,000 options had been granted;

        (xi) 38,863 shares reserved for issuance for option grants to various consultants; and

        (xii) 500,000 shares reserved for issuance under Connetics' 1998 Supplemental Stock Plan, of which, at March 31, 1999, 234,250 options had been granted.


Connetics also has an equity line agreement with Kepler Capital LLC ("KEPLER") that allows Connetics to access up to $25 million through sales of its Common Stock. The Equity Line,


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originally to be made available on or before December 1, 1997, became available on June 26, 1998 and will remain open until June 2001. During any 90-day period within the three year term, if the Company's stock meets certain volume restrictions and trades above $10.00, then up to $500,000 would be drawn against the Equity Line in exchange for the sale of stock at an approximate minimum price of $10.00. The purchase price will be subject to a maximum discount of 15%. To date, the Company has not drawn down any amount against the Equity Line. In addition, Connetics may be obligated to issue additional shares to Genentech, Inc. before December 15, 1999, as part of the consideration paid for Connetics' acquisition of rights to gamma interferon in 1998.

Except as described in this SECTION 2.4, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of Connetics' capital stock or other securities. All of the issued and outstanding securities of Connetics have been issued in compliance with all applicable federal and state securities laws.

       2.5 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under any provision of the Certificate of Incorporation or Bylaws of Connetics or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Connetics, its properties or assets, which conflict, violation, default or right would have a material adverse effect on the business, properties, prospects or financial condition of Connetics.

       2.6 Accuracy of Reports; Financial Statements. All reports required to be filed with the Securities and Exchange Commission (the "SEC") by Connetics from February 1, 1996 (the date of Connetics' initial public offering) through the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), have been duly and timely filed, were in substantial compliance with the requirements of their respective forms when filed, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances in which made not misleading. All such reports are collectively referred to as the "SEC DOCUMENTS." Connetics' financial statements included in the SEC Documents (the "FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of Connetics and any subsidiaries at the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

       2.7 Changes. Since May 13, 1999 (the date on which Connetics' Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 was filed with the SEC), Connetics has


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not (a) incurred any material liability, absolute or contingent, or (b)
experienced any event or condition of any nature that has materially and adversely affected or might materially and adversely affect Connetics' business, properties, prospects or financial condition (as such business is presently conducted and as it is proposed to be conducted). There is no material liability or contingency of Connetics that is not disclosed in the SEC Documents.

       2.8 Governmental Consents, Etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Connetics is required in connection with the valid execution and delivery of this Agreement, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the SEC, the National Association of Securities Dealers, Inc. ("NASD") and with governmental authorities for purposes of effecting compliance with the securities and Blue Sky laws in the states in which Common Stock is offered and/or sold, which compliance will be effected in accordance with such laws. Connetics has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of Connetics; provided further, Connetics believes it can obtain, without undue burden or expense, any similar authority for the conduct of business which it plans to conduct.

       2.9 Litigation. There is no pending or, to the best of Connetics' knowledge, threatened lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation ("LITIGATION") to which Connetics is a party or by which any material portion of its assets, taken as a whole, may be bound, nor is Connetics aware of any basis therefor, which Litigation, if adversely determined, would have a material adverse effect on the business, properties, prospects or financial condition of Connetics. Connetics is not a party or subject to the provisions of any order, writ, injunction, judgement, or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by Connetics currently pending or that Connetics intends to initiate.

       2.10 Intellectual Property. To its knowledge, and except as disclosed in the SEC Documents, Connetics owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without infringement of any rights of a third party. Connetics has not received any communications alleging that Connetics has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, which violation would have a material adverse effect on the business, properties, prospects or financial condition of Connetics. Except as disclosed in the SEC Documents and as contemplated in the License Agreement, Connetics has not granted (nor has Connetics licensed from a third party) any material rights to or licenses to its patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes.

       2.12 No Material Default. Connetics is not in violation of or default under any provision of (a) its Certificate of Incorporation or Bylaws or (b) any mortgage, indenture, lease or other

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agreement or instrument, permit, concession, franchise or license to which it is a party or by which it is bound or (c) any federal or state judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Connetics, except with respect to clauses (b) and (c) above, such violations or defaults as would not have a material adverse effect on the business, properties, prospects or financial condition of Connetics.

       2.13 Disclosure. No representation or warranty of Connetics contained in this Agreement or the exhibits attached to this Agreement (when read together and taken as a whole), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or its exhibits not misleading in light of the circumstances under which they were made.

       2.14 Solvency; No Default. As of this date Connetics has sufficient funds and cash flow to pay its debts and other liabilities as they become due, and Connetics is not in default with respect to any material debt or liability.

       2.15 Rights of Common Stock. The Common Stock shall have the rights, preferences, privileges and restrictions provided in Connetics' Amended and Restated Certificate of Incorporation. Connetics has furnished Paladin with copies of its Amended and Restated Certificate of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the Closing Date.

       2.16 Real Property Holding Corporation. Connetics is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code and any regulations promulgated thereunder.

        2.17 Investment Company Act. Connetics is not an "investment company," or a company "controlled" by an "investment," within the meaning of the Investment Company Act of 1940, as amended.

                                    SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF PALADIN

       Paladin hereby represents and warrants to Connetics as follows:

       3.1 Accredited Investor. Paladin is an "accredited investor" as defined by Rule 501(a) under the Securities Act. Paladin has received all the information it has requested regarding Connetics. Paladin has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Common Stock.

       3.2 Investment. Paladin is acquiring the Common Stock for investment for its own account, not as a nominee or agent and not with a view to or for resale in connection with any distribution thereof. Paladin understands that its purchase of Common Stock from Connetics pursuant to this Agreement has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon,

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among other things, the bona fide nature of Paladin's investment intent and the accuracy of Paladin's representations as expressed in this Agreement.

       3.3 Authority. Paladin has duly executed and delivered this Agreement, which constitutes a legal, valid and binding obligation of Paladin, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any obligation under any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Paladin.

       3.4 Government Consents, Etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Paladin is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Common Stock, or the consummation of any other transaction contemplated by this Agreement.

        3.5 Regulation S. For purposes of this Section 3.5, unless otherwise defined in this Section, capitalized terms used and not otherwise defined in this Section shall have the meanings given to them in Regulation S ("REGULATION S") under the Securities Act.

               (a) Paladin is not a U.S. Person as defined in Rule 902(k) of Regulation S under the Securities Act and is not acquiring the Common Stock for the account or benefit of any U.S. Person. That rule defines a "U.S. Person" to mean

               (i)    any natural person resident in the United States;

               (ii) any partnership or corporation organized or incorporated under the laws of the United States;

               (iii) any estate of which any executor or administrator is a U.S. person;

               (iv)   any trust of which any trustee is a U.S. person;

               (v) any agency or branch of a foreign entity located in the United States;

               (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

               (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

               (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or

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                      incorporated, and owned, by accredited investor (as
                      defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts;


               (b) At the time the buy order for the Common Stock was originated, Paladin was located outside the United States;

               (c) Neither Paladin nor any of its affiliates nor anyone acting on its or their behalf has engaged or will engage in any Directed Selling Efforts with respect to the Common Stock, and all such persons understand and have complied and will otherwise comply with the requirements of Regulation S;

               (d) Paladin will not, through its own actions or any of its affiliates or any person acting on its or their behalf, during the Distribution Compliance Period applicable to the Common Stock, offer or sell any of the Common Stock (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of Paladin other than in accordance with Regulation S, or engage in hedging transactions with regard to any of the Common Stock in the United States, to or for the account or benefit of Paladin other than in compliance with the Securities Act; and

               (e) Paladin will, after the expiration of the applicable Distribution Compliance Period, offer, sell, pledge or otherwise transfer the Common Stock (or create or maintain any derivative position thereto) only pursuant to registration under the Securities Act or an available exemption therefrom, or engage in hedging transactions with regard to the Common Stock only in compliance with the Securities Act and, in any case, in accordance with applicable state securities laws.

                                    SECTION 4
                      CONDITIONS TO OBLIGATIONS OF PALADIN

       Paladin's obligations to Connetics under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

       4.1 Representations and Warranties Correct. The representations and warranties made by Connetics in SECTION 2 of this Agreement and in the License Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that representations and warranties which are made as of a particular date shall be true and correct only as of the date such representations and warranties were made.

       4.2 Performance. All covenants, agreements and conditions contained in this Agreement or in the License Agreement to be performed by Connetics on or prior to such Closing Date shall have been performed or complied with in all material respects.

       4.3 License Agreement. Paladin shall have received a License Agreement validly executed and delivered by Connetics.

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       4.4 No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

       4.5 No Law Prohibiting or Restricting Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Common Stock (except as otherwise referenced in this Agreement).

       4.6 Compliance Certificate. Connetics shall have delivered to Paladin a certificate substantially in the form attached as EXHIBIT A to this Agreement, executed by a duly authorized officer, dated the Closing Date, and certifying to the fulfillment of the conditions specified in SECTIONS 4.1 and 4.2.

                                    SECTION 5
                     CONDITIONS TO OBLIGATIONS OF CONNETICS

       The obligations of Connetics under this Agreement are subject to the fulfillment on or prior to the Closing of each of the following conditions, unless otherwise waived:

       5.1 Representations and Warranties Correct. The representations and warranties made by Paladin in SECTION 3 of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

       5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by Paladin on or prior to the Closing Date shall have been performed or complied with in all material respects.

       5.3 License Agreement. Connetics shall have received a License Agreement validly executed and delivered by Paladin.

       5.4 No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

       5.5 No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Common Stock (except as otherwise provided in this Agreement).

                                    SECTION 6
                                  MISCELLANEOUS

       6.1 Governing Law. This Agreement and all acts and transactions pursuant to this Agreement and the rights and obligations of the parties to this Agreement shall be governed,

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controlled, interpreted and defined by and under the laws of the State of
Delaware and the United States without regard to that body of law known as conflicts of law.

       6.2 Survival. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of Connetics and Paladin contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

       6.3 Registration Rights. Paladin shall have the registration rights set forth in EXHIBIT B attached to this Agreement.

       6.4 Successors and Assigns. Each Party agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except in connection with the sale of all or substantially all of the assigning Party's related business. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to, the benefit of the Parties, their successors and assigns; provided that Paladin may assign all or part of the Common Stock to any Affiliate of Paladin. For purposes of this Agreement, "Affiliate" means any entity that controls, is controlled by or is under common control with Paladin.

       6.5 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant to this Agreement which are incorporated in this Agreement by reference, together with the License Agreement, constitutes the entire agreement of the Parties with respect to the subject matter, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Connetics and Paladin with respect to such subject matter, including specifically the Binding Letter of Intent entered into on November 19, 1998. No amendment or modification of this Agreement or any term of this Agreement shall be valid or binding upon the Parties unless made in writing and signed by the duly authorized representatives of both Parties.

       6.6 Notices and Dates. Unless otherwise provided in this Agreement, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier and addressed to the party to be notified at such party's address as set forth on the signature page to this Agreement or as subsequently modified by written notice. If any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

       6.7 Partial Invalidity. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable by a court of competent jurisdiction, then the remaining provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect intended by the Parties.

       6.8 No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

       6.9 No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on either Party unless agreed in writing by the Party to be charged. The failure of either Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either Party to enforce each and every such provision thereafter.

       6.10 Captions and Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The captions and headings used herein are for convenience and ease of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

       6.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.


       IN WITNESS WHEREOF, the parties to this Agreement have executed or caused their respective authorized officers to execute this Agreement as of the first date written above.


Connetics Corporation                             Paladin Labs Inc.


By:  /s/ T. Wiggans                               By:    /s/ Jonathan Goodman
    -------------------------------------               -------------------------------
    Thomas G. Wiggans                                  Jonathan Goodman
    President and Chief Executive Officer              President

Connetics Corporation                             Paladin Labs, Inc.
3400 West Bayshore Road                           6111 Royalmount, Suite 102
Palo Alto, California  94303                      Montreal, Quebec  H4P 2T4
Fax No. 650-843-2838                              Fax No.


                  EXHIBIT A TO COMMON STOCK PURCHASE AGREEMENT

                              CONNETICS CORPORATION
                             COMPLIANCE CERTIFICATE


       The undersigned, Thomas G. Wiggans, hereby certifies as follows:

       1. He is the duly elected President and Chief Executive Officer of Connetics Corporation, a Delaware corporation ("Connetics").

       2. Connetics' representations and warranties set forth in Section 2 of the Common Stock Purchase Agreement (the "Agreement") dated July 7, 1999 are true and correct in all material respects as though made on and as of the date of this Certificate.

       3. Connetics has performed and complied with all covenants, agreements, obligations and conditions contained in the Agreement to be performed by Connetics on or prior to the Closing Date.

        The undersigned has executed this Certificate this 7th day of July, 1999.


                                            /s/ T. Wiggans
                                           ------------------------------
                                           Thomas G. Wiggans
                                           President and Chief Executive Officer

                  EXHIBIT B TO COMMON STOCK PURCHASE AGREEMENT
                          REGISTRATION RIGHTS AGREEMENT
                               [DOCUMENT C990051]